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                                                                  Exhibit (H)(4)

                            COLUMBIA FUNDS TRUST VIII
                             COLUMBIA FUNDS TRUST IX
                             COLUMBIA FUNDS TRUST XI
             AMENDED AND RESTATED ACCOUNTING & BOOKKEEPING AGREEMENT
                                   APPENDIX I

The Series of Columbia Funds Trust VIII currently subject to this Agreement are as follows:

     Series
     ------
     Columbia Income Fund
     Columbia Intermediate Bond Fund

The Series of Columbia Funds Trust IX currently subject to this Agreement are as follows:

     Series
     ------
     Columbia High Yield Municipal Fund
     Columbia Managed Municipals Fund

The Series of Columbia Funds Trust XI currently subject to this Agreement are as follows:

     Columbia Growth Stock Fund
     Columbia Young Investor Fund
     Columbia European Thematic Equity Fund
     Columbia Global Thematic Equity Fund
     *Columbia Asset Allocation Fund
     *Columbia Dividend Income Fund
     *Columbia Large Cap Core Fund
     *Columbia International Equity Fund
     *Columbia Large Cap Growth Fund
     *Columbia Disciplined Value Fund
     *Columbia Small Cap Fund
     *Columbia Small Company Equity Fund


Dated: November 1, 2003